SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Six Harrison Street New York, New York (Address of principal executive offices)	10013 (Zip code)

Registrant’s telephone number, including area code: (201) 604-4402

______________________________________________________________________________

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FRANKLIN CREDIT MANAGEMENT CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

Page

Item 1.01	Entry into a Material Definitive Agreement 3

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	4

Item	9.01 Exhibits 4

Signature                                                                                                       5

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2006, Franklin Credit Management Corporation (the “Company”) entered into an employment agreement, effective as of March 1, 2006, between the Company and Alexander Gordon Jardin.

Under the employment agreement, Mr. Jardin will be appointed by the Board of Directors of the Company as Chief Executive Officer effective on or after April 26, 2006.

Mr. Jardin will be entitled to a base salary of $325,000, subject to adjustment upward by the Board of Directors. Mr. Jardin’s target bonus in respect of 2006 will be 2.5% of net income. His actual bonus for the year will be subject to the reasonable discretion of the Board of Directors. Mr. Jardin’s bonus each year will be determined and paid on or before May 1st of the following year. Mr. Jardin will also receive a signing bonus of $25,000 and a car allowance of $1,000 per month. In connection with his employment, the Company will grant to Mr. Jardin fully-vested non-qualified options under the Company’s 1996 Stock Incentive Plan to purchase 20,000 shares of the Company’s common stock, exercisable until April 1, 2007, with an exercise price equal to the market price of the shares on the date of approval of the grant.

Following approval at the Company’s 2006 annual meeting of a new incentive compensation plan, and registration under the Securities Act of 1933, as amended, of the shares issuable under such plan, Mr. Jardin shall be entitled to a restricted stock grant of 100,000 shares of Company common stock. Of such shares, 10,000 will be vested upon grant, 5,000 will vest on the first day after each fiscal quarter from July 1, 2006 until April 1, 2008 and 6,250 shares will vest on the first day after each fiscal quarter from July 1, 2009 until April 1, 2010; so long as Mr. Jardin remains in the employ of the Company. Any unvested shares will vest immediately upon a change in control of the Company (as defined in the employment agreement). Mr. Jardin will make an 83(b) election with respect to the restricted shares and the Company will reimburse him on a grossed up basis for any taxes due from having made such election.

To assist with Mr. Jardin’s relocation to the New York City metropolitan area, the Company agreed, among other things, to pay or reimburse certain costs associated with such relocation and to gross up the amount of such payments or reimbursements by the amount of any taxes due thereafter.

Mr. Jardin’s employment term runs for five years from the effective date of the employment agreement, or until its earlier termination by the Company or Mr. Jardin. Pursuant to the employment agreement, the Company may terminate Mr. Jardin's employment with or without cause (as defined in the employment agreement) and Mr. Jardin may terminate it with or without good reason (as defined in the employment agreement).

In the event:

•	Mr. Jardin is terminated by the Company without cause,
•	Mr. Jardin terminates his employment for good reason,
•	following a change of control Mr. Jardin terminates his employment or the Company terminates his employment other than for cause, or
•	Mr. Jardin’s employment terminates as a result of his death or disability (as defined in the employment agreement)

Mr. Jardin will be entitled to severance, including a lump sum payment of $225,000 plus $13,542 for each month or partial month of employment thereafter prior to termination and a prorated bonus. In addition, if such termination is by Mr. Jardin for good reason, or is because of Mr. Jardin’s death or disability, the unvested portion of his restricted stock grant, if any, will immediately vest.

Under the employment agreement, Mr. Jardin is subject to covenants not engage in certain competitive activities during his term of employment and for twelve months thereafter, and not to solicit employees during the term of his employment and for nine months thereafter.

There are no family relationships between Mr. Jardin and any director or officer of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) At a board meeting on March 31, 2006, Alexander Gordon Jardin was appointed by the Board of Directors of the Company to the position of Chief Executive Officer, which appointment was subject to his entry into an employment agreement with the Company and was to be effective upon a date mutually agreed upon in such employment agreement. Mr. Jardin’s appointment became effective on April 26, 2005. On April 26, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing Mr. Jardin’s appointment.

Alexander Gordon Jardin, age 53, was elected a Director of the Company in 2005. Since April 2004 and until March 2006 Mr. Jardin acted as a consultant assisting the development of start-up life and health reinsurance companies.

From October 2000 through April 2004, Mr. Jardin served in the capacity of President and COO of Generali USA Life Reassurance Company, and Senior Vice President, Reinsurance of Business Men’s Assurance Company, both of which were wholly-owned subsidiaries of Assicurazioni Generali S.p.A., a leading global insurer headquartered in Italy.

From 1993 to 2000 Mr. Jardin was President and CEO of Partner Re Life Insurance Company of the U.S. (previously known as Winterthur Life Re Insurance Company), the U.S. life reinsurance subsidiary of Partner Re, a leading provider of multi-line reinsurance on a global scale with principal offices in Bermuda, Greenwich, Zurich and Paris. The asset portfolio of Partner Re Life was dominated by Mortgage Backed Securities.

From 1986 to 1993, Mr. Jardin was Vice President and General Manager, Reinsurance for Sun Life Assurance Company of Canada. Mr. Jardin holds a Bachelor of Science degree from McGill University in Montreal. He is an actuary by profession.

Item 9.01. Exhibits.

(d)

Exhibit No.	Description

99.1         Press release, dated April 26, 2006, entitled “Gordon Jardin Joins Franklin Credit Management Team as Chief Executive Officer”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Management Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006

FRANKLIN CREDIT MANAGEMENT
CORPORATION

By:  /s/ Paul D. Colasono______________________
        Name: Paul D. Colasono
        Title: Chief Financial Officer and Executive Vice President

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